Visa Inc. Reports Fiscal Second Quarter 2021 Results

San Francisco, CA, April 27, 2021 – Visa Inc. (NYSE: V)

- GAAP and non-GAAP net income of $3.0B or $1.38 per share
- Net revenues of $5.7B, a decrease of 2% or approximately flat if service revenues were recognized on current quarter's payments volume
- Our key business driver growth rates are starting to ramp up, reflecting the depressed levels in 2020 due to COVID-19 and making year-over-year comparisons difficult to interpret
- Compared to fiscal second quarter 2019 levels, payments volume and processed transactions were both 16 percentage points higher, while cross-border volumes excluding intra-Europe remained 25 percentage points lower. All business drivers were consistent or improved from the fiscal first quarter's results indexed to 2019
- Returned $2.4B of capital to shareholders in the form of share repurchases and dividends

	Q2 2021	
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	**USD**	**% Change**
Net Revenues	$5.7	(2%)
GAAP Net Income	$3.0	(2%)
GAAP Earnings Per Share	$1.38	0%
Non-GAAP Net Income[1]	$3.0	(2%)
Non-GAAP Earnings Per Share[1]	$1.38	(1%)

[1] Non-GAAP results exclude a special item, equity investment gains and losses, amortization of acquired intangible assets, non-recurring acquisition-related costs and the related tax impacts.

Q2 2021 Key Business Drivers

(YoY increase / (decrease), volume in constant dollars)

	Q2 2021
Payments Volume	11%
Cross-Border Volume Excluding Intra-Europe[1]	(21%)
Cross-Border Volume Total	(11%)
Processed Transactions	8%

[1] Cross-border volume excluding transactions within Europe.

Alfred F. Kelly, Jr., *Chairman and Chief Executive Officer, Visa Inc.*, commented on the results:

"The COVID-19 pandemic certainly has turned the world upside down in the last year, but we believe we are starting to see the beginning of the end and the recovery is well underway in a number of key markets around the world. This quarter, we saw a return to positive growth for credit and card present transactions and debit and eCommerce growth stayed at very healthy levels. Cross-border travel is the slowest sector to return, but there are some green shoots that offer real indication of people looking to see the world. As economies are recovering, Visa is very well-positioned and continues to invest and innovate to drive big gains in our three strategic growth areas: consumer payments, new flows and value added services."

2 Fiscal Second Quarter 2021 — Financial Highlights GAAP net income in the fiscal second quarter was $3.0 billion or $1.38 per share, a decrease of 2% and flat, respectively, over prior year’s results. Current year’s results included $152 million pertaining to a special item for additional indirect taxes related to prior periods, $156 million of net gains from equity investments and $18 million regarding the amortization of acquired intangible assets and non-recurring acquisition-related costs. Prior year’s results included $2 million of net losses from equity investments and $16 million corresponding to the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items and the related tax impacts, non-GAAP net income for the quarter was $3.0 billion or $1.38 per share, decreases of 2% and 1%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented). Non-GAAP earnings per share was approximately flat on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count. Net revenues in the fiscal second quarter were $5.7 billion, a decrease of 2%, primarily driven by the year-over-year decline in cross-border volume, mostly offset by growth in payments volume and processed transactions. Net revenues decreased approximately 3% on a constant-dollar basis. Had we recognized service revenues on current quarter payments volume and other revenue components remained unchanged, net revenues would have been approximately flat. Payments volume for the three months ended December 31, 2020, on which fiscal second quarter service revenue is recognized, increased 5% over the prior year on a constant-dollar basis. Payments volume for the three months ended March 31, 2021, increased 11% over the prior year on a constant-dollar basis. Cross-border volume excluding transactions within Europe, which drive our international transaction revenues, declined 21% on a constant-dollar basis for the three months ended March 31, 2021. Total cross-border volume on a constant-dollar basis declined 11% in the quarter. Total processed transactions, which represent transactions processed by Visa, for the three months ended March 31, 2021, were 37.6 billion, an 8% increase over the prior year, led by domestic transactions. Fiscal second quarter service revenues were $2.8 billion, an increase of 8% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues grew 11% over the prior year to $3.0 billion. International transaction revenues declined 19% over the prior year to $1.5 billion. Other revenues of $392 million were flat over the prior year. Client incentives, a contra-revenue item, were $2.0 billion and represented 25.8% of gross revenues. GAAP operating expenses were $2.1 billion for the fiscal second quarter, an 11% increase over the prior year's results, including the special item related to the additional indirect taxes in the current year and the amortization of acquired intangible assets and non- recurring acquisition-related costs in the current and prior year. Excluding these operating expense items, non-GAAP operating expenses increased 3% over the prior year, primarily driven by an increase in personnel expenses partially offset by decreases in general and administrative, marketing and professional fees. GAAP non-operating income was $47 million for the fiscal second quarter, including $156 million of net equity investment gains. Excluding this item, non-GAAP non-operating expense was $109 million. GAAP effective income tax rate was 16.6% for the quarter ended March 31, 2021, including the tax impacts of the special item, net equity investment gains, amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items, the non-GAAP effective income tax rate was 16.8% for the quarter ended March 31, 2021. GAAP and non-GAAP tax rates benefited from completing certain tax audits. Cash, cash equivalents and investment securities were $18.7 billion at March 31, 2021. The weighted-average number of diluted shares of class A common stock outstanding was 2.19 billion for the quarter ended March 31, 2021.

3 Other Notable Items During the three months ended March 31, 2021, Visa repurchased 8.3 million shares of class A common stock at an average price of $208.51 per share for $1.7 billion. In the six months ended March 31, 2021, Visa repurchased a total of 17.0 million shares of class A common stock, at an average price of $205.33 per share, using $3.5 billion of cash on hand. The Company had $9.9 billion of remaining authorized funds for share repurchase as of March 31, 2021. On April 23, 2021, the board of directors declared a quarterly cash dividend of $0.32 per share of class A common stock (determined in the case of class B and C common stock and series A, B and C convertible participating preferred stock on an as- converted basis) payable on June 1, 2021, to all holders of record as of May 14, 2021. Financial Outlook for Fiscal Full-Year 2021 Given the continuing impact of COVID-19 and the significant uncertainty in the global economy, it is difficult to reasonably estimate the Company's annual results; therefore we are not providing a fiscal full-year 2021 outlook at this time.

4 Fiscal Second Quarter 2021 Earnings Results Call Details Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com. Forward-Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, the impact on our underlying business drivers and other volume and transaction trends as a result of COVID-19, our future operations, prospects, developments, strategies and business growth. Forward-looking statements generally are identified by words such as “anticipates,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward- looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:  impact of global economic, political, market, health and social events or conditions, including the impact of COVID-19;  increased oversight and regulation of the global payments industry and our business;  impact of government-imposed obligations and/or restrictions on international payment systems;  outcome of tax, litigation and governmental investigation matters;  increasingly intense competition in the payments industry, including competition for our clients and merchants;  proliferation and continuous evolution of new technologies and business models;  our ability to maintain relationships with our clients, acquirers, processors, merchants and other third parties;  brand or reputational damage;  exposure to loss or illiquidity due to settlement guarantees;  the impact of the United Kingdom’s withdrawal from the European Union;  a disruption, failure, breach or cyber-attack of our networks or systems;  risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions and other strategic investments; and  other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2020, and our subsequent reports on Forms 10-Q and 8-K. Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. About Visa Inc. Visa Inc. (NYSE: V) is the world’s leader in digital payments. Our mission is to connect the world through the most innovative, reliable and secure payment network – enabling individuals, businesses and economies to thrive. Our advanced global processing network, VisaNet, provides secure and reliable payments around the world, and is capable of handling more than 65,000 transaction messages a second. Our relentless focus on innovation is a catalyst for the rapid growth of digital commerce on any device for everyone, everywhere. As the world moves from analog to digital, Visa is applying our brand, products, people, network and scale to reshape the future of commerce. For more information, visit usa.visa.com/about-visa.html, usa.visa.com/visa- everywhere/blog.html and @VisaNews. Contacts Investor Relations Mike Milotich or Jennifer Como, 650-432-7644 InvestorRelations@visa.com Media Relations Andy Gerlt, 650-432-2990 Press@visa.com

Fiscal Second Quarter 2021 — Financial Summary

Q2 FISCAL 2021 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Three Months Ended March 31, 2021		YoY Change	
	GAAP	Non-GAAP	GAAP	Non-GAAP
Revenues				
Service revenues	$ 2,845	$ 2,845	8%	8%
Data processing revenues	2,996	2,996	11%	11%
International transaction revenues	1,488	1,488	(19%)	(19%)
Other revenues	392	392	0%	0%
Client incentives	(1,992)	(1,992)	17%	17%
Net revenues	5,729	5,729	(2%)	(2%)
Operating Expenses				
Personnel	1,114	1,112	18%	19%
Marketing	206	206	(12%)	(12%)
Network and processing	179	179	(2%)	(1%)
Professional fees	82	80	(21%)	(21%)
Depreciation and amortization	201	187	5%	4%
General and administrative	363	211	35%	(22%)
Litigation provision	3	3	(66%)	(66%)
Total operating expenses	2,148	1,978	11%	3%
Operating income	3,581	3,751	(9%)	(5%)
Non-operating income/(expense)	47	(109)	(150%)	15%
Effective tax rate	16.6%	16.8%	(3 ppt)	(3 ppt)
Net income	$ 3,026	$ 3,031	(2%)	(2%)
Earnings per share	$ 1.38	$ 1.38	0%	(1%)

Q2 FISCAL 2021 KEY BUSINESS DRIVERS

	YoY Change	
	Constant	Nominal
Payments volume	11%	14%
Cross-border volume excluding intra-Europe[1]	(21%)	(19%)
Cross-border volume total	(11%)	(6%)
Processed transactions	8%	8%

[1] Cross-border volume excluding transactions within Europe.

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6 Visa Inc. Consolidated Balance Sheets (unaudited) March 31, 2021 September 30, 2020 (in millions, except per share data) Assets Cash and cash equivalents $ 16,494 $ 16,289 Restricted cash equivalents—U.S. litigation escrow 894 901 Investment securities 2,058 3,752 Settlement receivable 1,434 1,264 Accounts receivable 1,791 1,618 Customer collateral 2,057 1,850 Current portion of client incentives 1,324 1,214 Prepaid expenses and other current assets 849 757 Total current assets 26,901 27,645 Investment securities 110 231 Client incentives 3,252 3,175 Property, equipment and technology, net 2,684 2,737 Goodwill 15,980 15,910 Intangible assets, net 27,823 27,808 Other assets 3,445 3,413 Total assets $ 80,195 $ 80,919 Liabilities Accounts payable $ 126 $ 174 Settlement payable 2,000 1,736 Customer collateral 2,057 1,850 Accrued compensation and benefits 794 821 Client incentives 4,760 4,176 Accrued liabilities 2,088 1,840 Current maturities of debt — 2,999 Accrued litigation 886 914 Total current liabilities 12,711 14,510 Long-term debt 20,974 21,071 Deferred tax liabilities 5,212 5,237 Other liabilities 3,602 3,891 Total liabilities 42,499 44,709 Equity Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows: Series A convertible participating preferred stock, less than one shares issued and outstanding at March 31, 2021 and September 30, 2020 (the “series A preferred stock”) 713 2,437 Series B convertible participating preferred stock, 2 shares issued and outstanding at March 31, 2021 and September 30, 2020 (the “UK&I preferred stock”) 1,097 1,106 Series C convertible participating preferred stock, 3 shares issued and outstanding at March 31, 2021 and September 30, 2020 (the “Europe preferred stock”) 1,537 1,543 Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,694 and 1,683 shares issued and outstanding at March 31, 2021 and September 30, 2020, respectively — — Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at March 31, 2021 and September 30, 2020 — — Class C common stock, $0.0001 par value, 1,097 shares authorized, 11 shares issued and outstanding at March 31, 2021 and September 30, 2020 — — Right to recover for covered losses (41) (39) Additional paid-in capital 18,505 16,721 Accumulated income 15,513 14,088 Accumulated other comprehensive income (loss), net: Investment securities 1 3 Defined benefit pension and other postretirement plans (192) (196) Derivative instruments (310) (291) Foreign currency translation adjustments 873 838 Total accumulated other comprehensive income (loss), net 372 354 Total equity 37,696 36,210 Total liabilities and equity $ 80,195 $ 80,919

Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,	
	2021	2020	2021	2020
	(in millions, except per share data)			
Net revenues	$ 5,729	$ 5,854	$ 11,416	$ 11,908
Operating Expenses				
Personnel	1,114	940	2,095	1,922
Marketing	206	235	411	509
Network and processing	179	183	352	364
Professional fees	82	103	165	209
Depreciation and amortization	201	192	398	374
General and administrative	363	269	566	582
Litigation provision	3	8	4	8
Total operating expenses	2,148	1,930	3,991	3,968
Operating income	3,581	3,924	7,425	7,940
Non-operating Income (Expense)				
Interest expense, net	(121)	(118)	(257)	(229)
Investment income and other	168	23	208	92
Total non-operating income (expense)	47	(95)	(49)	(137)
Income before income taxes	3,628	3,829	7,376	7,803
Income tax provision	602	745	1,224	1,447
Net income	$ 3,026	$ 3,084	$ 6,152	$ 6,356
Basic Earnings Per Share				
Class A common stock	$ 1.38	$ 1.39	$ 2.80	$ 2.85
Class B common stock	$ 2.24	$ 2.25	$ 4.55	$ 4.62
Class C common stock	$ 5.52	$ 5.54	$ 11.22	$ 11.40
Basic Weighted-average Shares Outstanding				
Class A common stock	1,695	1,703	1,695	1,708
Class B common stock	245	245	245	245
Class C common stock	11	11	11	11
Diluted Earnings Per Share				
Class A common stock	$ 1.38	$ 1.38	$ 2.80	$ 2.85
Class B common stock	$ 2.24	$ 2.25	$ 4.54	$ 4.62
Class C common stock	$ 5.52	$ 5.54	$ 11.20	$ 11.38
Diluted Weighted-average Shares Outstanding				
Class A common stock	2,193	2,228	2,196	2,234
Class B common stock	245	245	245	245
Class C common stock	11	11	11	11

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8 Visa Inc. Consolidated Statements of Cash Flows (unaudited) Six Months Ended March 31, 2021 2020 (in millions) Operating Activities Net income $ 6,152 $ 6,356 Adjustments to reconcile net income to net cash provided by (used in) operating activities: Client incentives 3,850 3,453 Share-based compensation 275 215 Depreciation and amortization of property, equipment, technology and intangible assets 398 374 Deferred income taxes (27) (37) VE territory covered losses incurred (17) (13) Other (220) (84) Change in operating assets and liabilities: Settlement receivable (127) 1,642 Accounts receivable (165) 38 Client incentives (3,262) (4,323) Other assets (116) (496) Accounts payable (41) 14 Settlement payable 210 (2,165) Accrued and other liabilities (39) 303 Accrued litigation (29) 65 Net cash provided by (used in) operating activities 6,842 5,342 Investing Activities Purchases of property, equipment and technology (318) (407) Investment securities: Purchases (2,015) (499) Proceeds from maturities and sales 3,871 3,420 Acquisitions, net of cash acquired (75) (77) Purchases of / contributions to other investments (30) (30) Other investing activities 41 34 Net cash provided by (used in) investing activities 1,474 2,441 Financing Activities Repurchase of class A common stock (3,509) (5,503) Repayments of debt (3,000) — Dividends paid (1,404) (1,339) Proceeds from issuance of commercial paper — 1,001 Cash proceeds from issuance of class A common stock under employee equity plans 108 109 Restricted stock and performance-based shares settled in cash for taxes (140) (155) Net cash provided by (used in) financing activities (7,945) (5,887) Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents 16 88 Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents 387 1,984 Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period 19,171 10,832 Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period $ 19,558 $ 12,816 Supplemental Disclosure Cash paid for income taxes, net $ 1,505 $ 1,691 Interest payments on debt $ 340 $ 269 Accruals related to purchases of property, equipment and technology $ 17 $ 42

9 Visa Inc. Fiscal 2021 and 2020 Quarterly Results of Operations (unaudited) Fiscal 2021 Quarter Ended Fiscal 2020 Quarter Ended March 31, 2021 December 31, 2020 September 30, 2020 June 30, 2020 March 31, 2020 (in millions) Net revenues $ 5,729 $ 5,687 $ 5,101 $ 4,837 $ 5,854 Operating Expenses Personnel 1,114 981 922 941 940 Marketing 206 205 288 174 235 Network and processing 179 173 191 172 183 Professional fees 82 83 104 95 103 Depreciation and amortization 201 197 196 197 192 General and administrative 363 203 256 258 269 Litigation provision 3 1 2 1 8 Total operating expenses 2,148 1,843 1,959 1,838 1,930 Operating income 3,581 3,844 3,142 2,999 3,924 Non-operating Income (Expense) Interest expense, net (121) (136) (145) (142) (118) Investment income and other 168 40 58 75 23 Total non-operating income (expense) 47 (96) (87) (67) (95) Income before income taxes 3,628 3,748 3,055 2,932 3,829 Income tax provision 602 622 918 559 745 Net income $ 3,026 $ 3,126 $ 2,137 $ 2,373 $ 3,084

10 Visa Inc. Reconciliation of Non-GAAP Financial Results (unaudited) We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. • Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses and the related tax impacts associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business. • Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount and the related tax impact to facilitate an evaluation of our current operating performance and comparison to our past operating performance. • Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. It also includes retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts and the related tax impacts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business. • Indirect taxes. During the three and six months ended March 31, 2021, we recognized a one-time charge within general and administrative expense of $152 million, before tax. Net of the related income tax benefit of $40 million, determined by applying applicable tax rates, non-GAAP net income increased by $112 million. This charge is to record our estimate of probable additional indirect taxes, related to prior periods, for which we could be liable as a result of certain changes in applicable law. This one-time charge is not representative of our ongoing operations.

Visa Inc. Reconciliation of Non-GAAP Financial Results - continued (unaudited)

Non-GAAP operating expense, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures for the three and six months ended March 31, 2021 and 2020.

Three Months Ended March 31, 2021 (in millions, except percentages and per share data)	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
As reported	$ 2,148	$ 47	$ 602	16.6 %	$ 3,026	$ 1.38
(Gains) Losses on equity investments, net	—	(156)	(35)		(121)	(0.05)
Amortization of acquired intangible assets	(13)	—	3		10	—
Acquisition-related costs	(5)	—	1		4	—
Indirect taxes	(152)	—	40		112	0.05
Non-GAAP	$ 1,978	$ (109)	$ 611	16.8 %	$ 3,031	$ 1.38

Six Months Ended March 31, 2021 (in millions, except percentages and per share data)	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
As reported	$ 3,991	$ (49)	$ 1,224	16.6 %	$ 6,152	$ 2.80
(Gains) Losses on equity investments, net	—	(172)	(39)		(133)	(0.06)
Amortization of acquired intangible assets	(25)	—	6		19	0.01
Acquisition-related costs	(8)	—	2		6	—
Indirect taxes	(152)	—	40		112	0.05
Non-GAAP	$ 3,806	$ (221)	$ 1,233	16.7 %	$ 6,156	$ 2.80

Three Months Ended March 31, 2020 (in millions, except percentages and per share data)	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
As reported	$ 1,930	$ (95)	$ 745	19.4 %	$ 3,084	$ 1.38
(Gains) Losses on equity investments, net	—	2	—		2	—
Amortization of acquired intangible assets	(11)	—	2		9	—
Acquisition-related costs	(5)	—	2		3	—
Non-GAAP	$ 1,914	$ (93)	$ 749	19.5 %	$ 3,098	$ 1.39

Six Months Ended March 31, 2020 (in millions, except percentages and per share data)	Operating Expenses	Non-operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate[1]	Net Income	Diluted Earnings Per Share[1]
As reported	$ 3,968	$ (137)	$ 1,447	18.5 %	$ 6,356	$ 2.85
(Gains) Losses on equity investments, net	—	(11)	(3)		(8)	—
Amortization of acquired intangible assets	(22)	—	5		17	0.01
Acquisition-related costs	(7)	—	2		5	—
Non-GAAP	$ 3,939	$ (148)	$ 1,451	18.6 %	$ 6,370	$ 2.85

(1) Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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12 Operational Performance Data The tables below provide information regarding the available operational results for the 3 months ended March 31, 2021, as well as the prior four quarterly reporting periods and the 12 months ended March 31, 2021 and 2020, for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands. 1. Branded Volume and Transactions The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume and transactions for all periods. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data. Total Volume ($ billions) Growth (Nominal USD) Growth (Constant USD) Payments Volume ($ billions) Growth (Nominal USD) Growth (Constant USD) Payments Transactions (millions) Cash Volume ($ billions) Growth (Nominal USD) Growth (Constant USD) Cash Transactions (millions) Accounts (millions) Cards (millions) All Visa Credit & Debit Asia Pacific $570 4.6% (0.9%) $474 8.5% 1.9% 8,071 $95 (11.5%) (13.1%) 809 3 4 Canada 74 11.6% 5.1% 67 11.0% 4.6% 970 7 18.0% 11.2% 8 63 62 CEMEA 306 5.3% 10.4% 155 18.5% 26.3% 6,592 151 (5.5%) (2.1%) 1,036 3 3 LAC 220 0.4% 10.8% 111 9.9% 22.6% 4,277 110 (7.7%) 1.0% 1,002 2 2 US 1,315 17.2% 17.2% 1,157 17.7% 17.7% 19,119 158 13.5% 13.5% 815 6 6 Europe 558 4.4% (1.9%) 459 9.5% 2.4% 11,621 99 (14.2%) (17.7%) 557 19 22 Visa Inc. 3,043 9.5% 8.2% 2,423 13.7% 11.5% 50,651 620 (4.2%) (2.9%) 4,227 96 101 Visa Credit Programs US $508 0.1% 0.1% $500 1.6% 1.6% 5,744 $8 (46.6%) (46.6%) 10 - - International 681 2.0% (1.6%) 643 3.0% (0.7%) 11,131 38 (12.1%) (14.9%) 146 976 1,124 Visa Inc. 1,190 1.2% (0.9%) 1,143 2.4% 0.3% 16,875 46 (21.0%) (22.8%) 156 976 1,124 Visa Debit Programs US $806 31.3% 31.3% $657 33.9% 33.9% 13,375 $150 20.8% 20.8% 806 - - International 1,047 6.0% 4.9% 623 19.0% 14.6% 20,401 424 (8.7%) (6.7%) 3,266 2,057 2,244 Visa Inc. 1,854 15.7% 15.0% 1,280 26.2% 23.8% 33,776 574 (2.5%) (0.8%) 4,072 2,057 2,244 Total Volume ($ billions) Growth (Nominal USD) Growth (Constant USD) Payments Volume ($ billions) Growth (Nominal USD) Growth (Constant USD) Payments Transactions (millions) Cash Volume ($ billions) Growth (Nominal USD) Growth (Constant USD) Cash Transactions (millions) Accounts (millions) Cards (millions) All Visa Credit & Debit Asia Pacific $592 (5.9%) (9.3%) $494 (3.4%) (7.6%) 8,446 $98 (17.0%) (16.7%) 857 897 990 Canada 81 2.3% 1.2% 75 1.4% 0.4% 1,079 7 12.6% 11.4% 8 78 84 CEMEA 315 (1.9%) 6.4% 155 8.7% 20.4% 6,668 161 (10.3%) (4.3%) 1,116 365 369 LAC 239 (5.6%) 8.3% 116 0.1% 16.2% 4,446 123 (10.4%) 1.9% 1,083 492 532 US 1,283 7.0% 7.0% 1,140 8.1% 8.1% 19,463 143 (1.3%) (1.3%) 767 831 1,040 Europe 607 1.9% (0.1%) 496 7.4% 5.0% 11,449 111 (17.0%) (17.8%) 650 528 575 Visa Inc. 3,118 1.3% 2.0% 2,475 4.9% 4.7% 51,551 642 (10.7%) (7.2%) 4,480 3,192 3,592 Visa Credit Programs US $542 (4.6%) (4.6%) $535 (3.4%) (3.4%) 6,309 $7 (54.5%) (54.5%) 10 278 353 International 721 (7.4%) (8.7%) 680 (6.8%) (8.1%) 11,594 40 (16.7%) (16.8%) 158 713 803 Visa Inc. 1,263 (6.3%) (7.0%) 1,216 (5.3%) (6.1%) 17,902 47 (25.3%) (25.4%) 168 992 1,156 Visa Debit Programs US $741 17.4% 17.4% $605 20.7% 20.7% 13,155 $136 4.5% 4.5% 757 553 687 International 1,115 1.2% 4.3% 655 13.9% 15.0% 20,494 460 (12.7%) (8.0%) 3,555 1,648 1,749 Visa Inc. 1,855 7.1% 9.1% 1,260 17.1% 17.7% 33,649 596 (9.3%) (5.4%) 4,312 2,201 2,436 For the 3 Months Ended December 31, 2020 For the 3 Months Ended March 31, 2021

For the 3 Months Ended September 30, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$545	(10.6%)	(11.2%)	$452	(8.4%)	(9.6%)	8,007	$93	(19.9%)	(18.4%)	819	894	985
Canada	75	(3.6%)	(2.6%)	69	(3.5%)	(2.4%)	1,056	6	(5.1%)	(4.1%)	8	75	82
CEMEA	301	(2.3%)	4.3%	141	6.2%	15.5%	6,422	159	(8.8%)	(3.9%)	1,120	358	358
LAC	201	(16.3%)	0.1%	95	(12.1%)	6.5%	3,652	106	(19.7%)	(5.0%)	975	471	511
US	1,262	8.0%	8.0%	1,096	7.4%	7.4%	18,863	165	11.8%	11.8%	813	808	997
Europe	611	5.6%	3.3%	495	12.1%	9.0%	11,680	116	(15.2%)	(15.5%)	734	524	570
Visa Inc.	2,995	0.4%	1.9%	2,349	3.5%	4.1%	49,680	646	(9.5%)	(5.4%)	4,470	3,130	3,502
Visa Credit Programs													
US	$500	(8.7%)	(8.7%)	$493	(7.4%)	(7.4%)	5,865	$6	(55.9%)	(55.9%)	10	277	343
International	667	(12.5%)	(11.6%)	628	(11.7%)	(10.7%)	10,993	39	(24.2%)	(23.6%)	163	713	798
Visa Inc.	1,167	(10.9%)	(10.4%)	1,121	(9.9%)	(9.3%)	16,858	45	(31.2%)	(30.8%)	173	990	1,141
Visa Debit Programs													
US	$762	22.7%	22.7%	$603	23.6%	23.6%	12,998	$159	19.2%	19.2%	803	531	653
International	1,066	1.4%	4.8%	624	16.4%	17.1%	19,824	442	(14.2%)	(8.8%)	3,494	1,609	1,707
Visa Inc.	1,828	9.3%	11.6%	1,227	19.8%	20.2%	32,822	601	(7.3%)	(2.8%)	4,297	2,140	2,361

For the 3 Months Ended June 30, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$476	(20.9%)	(18.7%)	$396	(18.1%)	(16.1%)	7,047	$80	(32.1%)	(29.8%)	701	895	988
Canada	63	(15.6%)	(12.3%)	56	(18.2%)	(15.0%)	845	7	15.6%	20.1%	7	74	81
CEMEA	238	(19.5%)	(13.8%)	108	(12.3%)	(4.4%)	4,954	130	(24.7%)	(20.3%)	905	354	354
LAC	162	(30.7%)	(14.4%)	72	(30.3%)	(12.7%)	2,932	89	(31.0%)	(15.6%)	841	462	501
US	1,092	(6.5%)	(6.5%)	950	(6.9%)	(6.9%)	16,122	142	(3.2%)	(3.2%)	709	803	995
Europe	460	(18.2%)	(14.8%)	371	(13.6%)	(10.4%)	8,787	89	(33.0%)	(29.5%)	550	517	563
Visa Inc.	2,491	(15.1%)	(12.0%)	1,954	(12.4%)	(9.9%)	40,686	537	(23.9%)	(18.8%)	3,713	3,105	3,482
Visa Credit Programs													
US	$424	(21.7%)	(21.7%)	$417	(21.0%)	(21.0%)	4,903	$7	(49.5%)	(49.5%)	8	275	340
International	563	(24.0%)	(20.5%)	529	(23.4%)	(19.8%)	9,306	33	(32.7%)	(29.6%)	130	710	797
Visa Inc.	987	(23.0%)	(21.0%)	946	(22.3%)	(20.3%)	14,209	41	(36.5%)	(34.2%)	138	985	1,136
Visa Debit Programs													
US	$667	6.8%	6.8%	$532	8.2%	8.2%	11,218	$135	1.8%	1.8%	701	528	656
International	837	(18.6%)	(12.5%)	475	(8.5%)	(2.7%)	15,259	362	(29.0%)	(22.6%)	2,874	1,593	1,689
Visa Inc.	1,504	(9.0%)	(4.8%)	1,007	(0.4%)	2.7%	26,477	497	(22.6%)	(17.2%)	3,575	2,121	2,345

For the 3 Months Ended March 31, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$545	(8.9%)	(7.2%)	$437	(8.4%)	(6.3%)	7,426	$108	(11.1%)	(11.1%)	983	892	981
Canada	66	2.6%	3.8%	61	2.1%	3.2%	932	6	9.0%	10.2%	11	74	80
CEMEA	291	8.4%	8.9%	131	18.5%	18.7%	5,558	160	1.3%	2.2%	1,158	363	360
LAC	220	(4.5%)	7.7%	101	(0.4%)	14.0%	3,824	119	(7.7%)	3.0%	1,108	453	491
US	1,122	4.8%	4.8%	983	5.7%	5.7%	17,623	139	(0.9%)	(0.9%)	854	788	977
Europe	534	1.1%	3.9%	419	3.4%	5.9%	10,348	116	(6.5%)	(3.0%)	815	516	565
Visa Inc.	2,778	0.6%	2.5%	2,131	2.3%	3.8%	45,712	647	(4.5%)	(1.8%)	4,928	3,085	3,456
Visa Credit Programs													
US	$508	4.0%	4.0%	$493	4.0%	4.0%	5,943	$15	2.8%	2.8%	14	276	340
International	668	(6.4%)	(3.9%)	624	(6.3%)	(3.8%)	10,556	44	(7.7%)	(5.8%)	183	712	802
Visa Inc.	1,175	(2.2%)	(0.7%)	1,117	(2.0%)	(0.6%)	16,499	59	(5.2%)	(3.8%)	196	988	1,142
Visa Debit Programs													
US	$614	5.5%	5.5%	$490	7.4%	7.4%	11,681	$124	(1.4%)	(1.4%)	840	512	637
International	988	1.2%	4.6%	524	7.6%	10.5%	17,533	464	(5.1%)	(1.6%)	3,891	1,586	1,676
Visa Inc.	1,603	2.8%	5.0%	1,014	7.5%	9.0%	29,213	589	(4.4%)	(1.6%)	4,731	2,097	2,314

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For the 12 Months Ended March 31, 2021

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$2,182	(8.5%)	(10.1%)	$1,817	(5.7%)	(7.9%)	31,572	$365	(20.3%)	(19.5%)	3,186
Canada	293	(1.6%)	(2.1%)	267	(2.6%)	(3.1%)	3,949	26	10.0%	9.4%	31
CEMEA	1,161	(4.6%)	1.9%	559	5.6%	14.9%	24,636	602	(12.4%)	(7.7%)	4,177
LAC	823	(13.1%)	1.6%	394	(8.0%)	8.8%	15,307	429	(17.3%)	(4.2%)	3,901
US	4,951	6.3%	6.3%	4,343	6.5%	6.5%	73,567	608	5.1%	5.1%	3,104
Europe	2,237	(1.6%)	(3.1%)	1,821	3.9%	1.8%	43,538	416	(20.0%)	(20.0%)	2,491
Visa Inc.	11,646	(1.1%)	0.1%	9,200	2.4%	2.6%	192,568	2,446	(12.2%)	(8.6%)	16,891
Visa Credit Programs											
US	$1,975	(8.8%)	(8.8%)	$1,946	(7.6%)	(7.6%)	22,820	$28	(51.6%)	(51.6%)	38
International	2,631	(10.8%)	(10.6%)	2,480	(10.0%)	(9.8%)	43,023	151	(21.8%)	(21.3%)	597
Visa Inc.	4,606	(9.9%)	(9.8%)	4,427	(9.0%)	(8.9%)	65,844	179	(28.7%)	(28.3%)	635
Visa Debit Programs											
US	$2,976	19.5%	19.5%	$2,397	21.6%	21.6%	50,747	$580	11.5%	11.5%	3,067
International	4,065	(2.5%)	0.6%	2,377	10.4%	11.4%	75,978	1,687	(16.3%)	(11.5%)	13,189
Visa Inc.	7,041	5.7%	7.8%	4,774	15.7%	16.3%	126,725	2,267	(10.6%)	(6.6%)	16,256

For the 12 Months Ended March 31, 2020

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$2,385	(1.7%)	0.1%	$1,926	(0.3%)	2.1%	31,049	$459	(7.3%)	(8.0%)	4,033	892	981
Canada	298	4.3%	5.8%	274	4.1%	5.6%	4,045	24	6.8%	8.5%	45	74	80
CEMEA	1,216	9.1%	9.6%	529	21.5%	21.5%	21,700	687	1.2%	2.2%	4,939	363	360
LAC	947	(0.5%)	8.3%	429	5.1%	16.0%	15,378	519	(4.7%)	2.8%	4,755	453	491
US	4,656	6.7%	6.7%	4,078	7.6%	7.6%	74,047	578	1.2%	1.2%	3,668	788	977
Europe	2,272	1.3%	5.2%	1,752	4.1%	7.8%	42,916	520	(7.3%)	(2.9%)	3,780	516	565
Visa Inc.	11,775	3.4%	5.3%	8,989	5.6%	7.3%	189,135	2,786	(3.0%)	(0.7%)	21,219	3,085	3,456
Visa Credit Programs													
US	$2,166	6.1%	6.1%	$2,107	6.2%	6.2%	25,695	$58	2.7%	2.7%	60	276	340
International	2,949	0.4%	3.3%	2,756	0.7%	3.7%	44,162	193	(4.4%)	(2.0%)	842	712	802
Visa Inc.	5,114	2.7%	4.5%	4,864	3.0%	4.7%	69,857	251	(2.8%)	(0.9%)	902	988	1,142
Visa Debit Programs													
US	$2,491	7.3%	7.3%	$1,971	9.1%	9.1%	48,352	$520	1.1%	1.1%	3,608	512	637
International	4,169	2.1%	5.3%	2,154	8.5%	11.8%	70,926	2,015	(4.0%)	(1.2%)	16,709	1,586	1,676
Visa Inc.	6,660	4.0%	6.0%	4,125	8.8%	10.5%	119,278	2,535	(3.0%)	(0.7%)	20,317	2,097	2,314

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2. Cross-Border Volume

The table below represents cross-border volume growth for cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Total Growth (Nominal USD)	Total Growth (Constant USD)	Ex. Intra-Europe [(1)] Growth (Constant USD)
3 Months Ended			
Mar 31, 2021	(6%)	(11%)	(21%)
Dec 31, 2020	(18%)	(21%)	(33%)
Sep 30, 2020	(28%)	(29%)	(41%)
Jun 30, 2020	(38%)	(37%)	(47%)
Mar 31, 2020	(4%)	(2%)	(4%)
12 Months Ended			
Mar 31, 2021	(23%)	(25%)	(36%)

(1) Cross-border volumes excluding transactions within Europe drive our international transaction revenues.

3. Visa Processed Transactions

The table below represents transactions using cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands processed on Visa's networks.

Period	Processed Transactions (millions)	Growth
3 Months Ended		
Mar 31, 2021	37,644	8%
Dec 31, 2020	39,213	4%
Sep 30, 2020	37,448	3%
Jun 30, 2020	30,676	(13%)
Mar 31, 2020	34,941	7%
12 Months Ended		
Mar 31, 2021	144,981	0%

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16 Footnote Payments volume, including Visa Direct volume, represents the aggregate dollar amount of purchases made with cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume. Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs. The data presented is based on transactions processed by Visa and reported by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated. Prior period updates, if any, are not material. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC. Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement. Figures in the tables may not recalculate exactly due to rounding. The totals and percentages are calculated based on unrounded numbers.